Exhibit 99.1

Pineapple Energy Reports First Quarter 2024 Financial Results

May 9, 2024, at 4:00 p.m. EST

First Quarter 2024:

●	Revenue down 40% from Q1 2023
●	Gross profit down 40% from Q1 2023
●	Operating Expenses down 31% from Q1 2023
●	Operating Loss increased 2% from Q1 2023
●	Net Income of $1.2M, Net Loss attributable to common shareholders of $10.1M
●	Adjusted EBITDA loss of $1.5M

MINNETONKA, MN, May 9, 2024 /Globe Newswire/ -- Pineapple Energy Inc. (NASDAQ: PEGY), a leading provider of sustainable solar energy and back-up power to households and small businesses, today announced financial results for the first quarter ended March 31, 2024.

Pineapple CEO Kyle Udseth commented, “The first quarter of 2024 presented the toughest operating conditions we’ve faced in our time as a public company. Negative Q1 EBITDA is not uncommon in the rooftop solar industry due to seasonality and timing, but we did unfortunately break our prior streak of four consecutive quarters with positive adjusted EBITDA. We’ve been hard at work in our efforts to get profitability back on-track in Q2, and one positive data point I can share is that kilowatts sold across the residential businesses in Q1 of 2024 were essentially flat year-over-year vs. Q1 of 2023, which shows strong performance from our sales teams, especially relative to broader market and industry trends. As we continue to optimize our lead-generation and conversion funnel and accelerate the sales engine, we believe we can continue pushing healthy volumes through our installation pipelines while simultaneously right-sizing our overhead expenses. We currently expect that our core markets of Long Island in New York and Oahu in Hawaii should be stable and strong for the remainder of the year and into 2025. We continue to evaluate opportunities to acquire new businesses and add new markets to further build off this strong foundation."

Pineapple CFO Eric Ingvaldson commented, “In addition to unfavorable market conditions in the first quarter of 2024, the first quarter of 2023 was a tough comparison for Pineapple. In late 2022, permitting issues in Hawaii and delayed equipment deliveries in New York led to a significant number of projects originally scheduled for the fourth quarter of 2022 being installed in the first quarter of 2023. These timing issues led to a robust first quarter in the prior year during the period which is normally a seasonal low point for the business. Despite the year-over-year decline in revenue and gross profit, we were able to minimize the operating loss in the quarter by achieving a 31% reduction in operating expenses from the prior year.”

First Quarter Business Highlights

●	Pro forma operating metrics
o	Residential kW installed down 18% (Q1 2024 vs Q4 2023)
o	Residential kW sold down 7% (Q1 2024 vs Q4 2023)
o	Residential battery attachment rate down to 29% in Q1 2024, from 36% in Q4 2023
o	Backlog declined to $30M as of May 1, 2024, down from $36M as of December 31, 2023

First Quarter 2024 Results from Continuing Operations1

	1st Quarter 2024	1st Quarter 2023
Revenue	$13,219,197	$22,065,424
Gross Profit	$4,805,448	$8,006,315
Operating Expense	$6,988,402	$10,155,841
Operating Loss	$(2,182,954)	($2,149,526)
Other Income (Expense)	$3,391,767	($444,414)
Net Income (Loss)	$1,202,651	$(2,599,672)
Net Loss Attributable to Common Shareholders [2]	($10,119,988)	($2,554,989)
Cash, restricted cash & investments[3]	$3,292,451	$7,610,981
Diluted Loss per Share [2]	($0.26)	($0.26)
Adjusted EBITDA[4]	$(1,509,570)	$372,802

1 Includes continuing operations and excludes discontinued operations.

2 Includes $11,322,639 of deemed dividends attributable to shareholders in the first quarter of 2024.

3 Includes restricted cash and liquid investments of $1,502,495 as of March 31, 2024, and $5,690,567 as of March 31, 2023, earmarked for payment of contingent value rights.

4 Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” and the reconciliations in this release for further information.

Total revenue was $13.2 million in the first quarter of 2024, down $8.8 million, or 40%, from the first quarter of 2023. Residential contract sales decreased $6,743,799, or 37%, due to a 29% reduction in residential kilowatts installed and also a decrease in average price per system installed as result of lower financing fees and lower battery attachment rate. Commercial contract sales decreased $1,830,586, or 65%, due to a delay in the start of commercial pipeline projects. In addition, there was software revenue of $250,000 in the first quarter of 2023 is related to a one-time licensing arrangement that did not recur in the first quarter of 2024.

Total gross profit was $4.8 million in the first quarter of 2024, a decrease of $3.2 million, or 40%, from the first quarter of 2023. Gross profit decreased due primarily to decreased revenue. Gross margin remained flat at 36% during the first quarter of 2024 as compared to the first quarter of 2023.

Total operating expenses were $7.0 million in the first quarter of 2024, a decrease of $3.2 million, or 31%, from the first quarter of 2023. The decrease in operating expenses was primarily due to lower amortization expense and lower sales and marketing expense, including commissions, on lower revenue in the quarter and decreased personnel expenses. Operating expenses in the first quarter of 2024 included $801,792 of amortization and depreciation expense, $197,306 of share-based compensation and a $350,000 favorable fair value remeasurement of earnout consideration.

Other income (expense) was $3.4 million in the first quarter of 2024, an increase of $3.8 million, from the first quarter of 2023. The increase was primarily due to a $3.7 million fair value remeasurement gain on the warrant liability, and a $626,085 increase in favorable fair value remeasurement of contingent value rights, partially offset by a $306,652 increase in interest expense because of debt financing closed in the second quarter of 2023.

Net loss from continuing operations attributable to common shareholders was $10.1 million, or ($0.26) per diluted share in the first quarter of 2024. This was a decline from the net loss from continuing operations attributable to common shareholders in the first quarter of 2023 of $2.6 million, or ($0.26) per diluted share. The net loss from continuing operations attributable to common shareholders in the first quarter of 2024 included $11.3 million in deemed dividends attributable to common shareholders. Net income from continuing operations in the first quarter of 2024 was $1,202,651, a 146% increase from a net loss from continuing operations of $2,599,672 in the first quarter of 2023.

First quarter 2024 adjusted EBITDA decreased 505%, or $1,882,372, compared to the first quarter of 2023, due primarily to the decline in gross profit, partially offset by the decline in operating expenses.

As of March 31, 2024, cash, cash equivalents, and restricted cash were $3.3 million. Of that amount, $1.5 million was held as restricted cash and investments that can only be used for the legacy CSI business and will be distributed to holders of CVRs (Contingent Value Rights).

Status of Contingent Value Rights

The CVR (Contingent Value Rights) liability as of March 31, 2024, was estimated at $1.3 million and represents the estimated fair value as of that date of the legacy CSI assets to be distributed to CVR holders.

First Fiscal Quarter 2024 Conference Call Details

As announced on May 6, 2024, Pineapple will discuss its first fiscal quarter results via a webcast and conference call on Friday, May 10, 2024 at 08:30 a.m. ET. The call will be hosted by Kyle Udseth, Chief Executive Officer and Eric Ingvaldson, Chief Financial Officer.

When:	Friday, May 10
Time:	8:30am ET
Dial-In:	(646) 307-1963 or toll free (800) 715-9871 Conference ID: 6873571
Webcast:	https://edge.media-server.com/mmc/p/pfj2geyk

An archived webcast will be accessible from the “Recent Events” section of Pineapple’s Investor Relations website for on-demand viewing at https://ir.pineappleenergy.com/news-events.

About Pineapple Energy

Pineapple is focused on growing leading local and regional solar, storage, and energy services companies nationwide. Our vision is to power the energy transition through grass-roots growth of solar electricity paired with battery storage. Our portfolio of brands (SUNation, Hawaii Energy Connection, E-Gear, Sungevity, and Horizon Solar Power) provide homeowners and small businesses with an end-to-end product offering spanning solar, battery storage, and grid services.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding future financial performance, future growth or growth opportunities, future opportunities, future cost reductions, future flexibility to pursue acquisitions, future cash flows and future earnings. These statements are based on the Company’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements here due to changes in economic, business, competitive or regulatory factors, and other risks and uncertainties, including those set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this press release. The Company does not undertake any obligation to update or revise these forward-looking statements for any reason, except as required by law.

Contacts:
Pineapple Energy Kyle Udseth Chief Executive Officer +1 (952) 996-1674 Kyle.Udseth@pineappleenergy.com Eric Ingvaldson Chief Financial Officer +1 (952) 996-1674 Eric.Ingvaldson@pineappleenergy.com

PINEAPPLE ENERGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

ASSETS

	March 31	December 31
	2024	2023
CURRENT ASSETS:
Cash and cash equivalents	$1,789,956	$3,575,283
Restricted cash and cash equivalents	1,502,495	1,821,060
Trade accounts receivable, less allowance for credit losses of $132,586 and $94,085, respectively	4,976,483	5,010,818
Inventories, net	2,919,861	3,578,668
Related party receivables	27,387	46,448
Prepaid expenses	1,630,106	1,313,082
Costs and estimated earnings in excess of billings	6,570	57,241
Other current assets	293,923	376,048
TOTAL CURRENT ASSETS	13,146,781	15,778,648
PROPERTY, PLANT AND EQUIPMENT, net	1,442,561	1,511,878
OTHER ASSETS:
Goodwill	20,545,850	20,545,850
Operating lease right of use asset	4,408,207	4,516,102
Intangible assets, net	15,098,958	15,808,333
Other assets, net	12,000	12,000
TOTAL OTHER ASSETS	40,065,015	40,882,285
TOTAL ASSETS	$54,654,357	$58,172,811
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$6,993,067	$7,677,261
Accrued compensation and benefits	1,311,762	1,360,148
Operating lease liability	404,744	394,042
Accrued warranty	253,176	268,004
Other accrued liabilities	915,975	867,727
Income taxes payable	11,535	5,373
Refundable customer deposits	1,818,487	2,112,363
Billings in excess of costs and estimated earnings	202,867	440,089
Contingent value rights	1,314,987	1,691,072
Earnout consideration	2,500,000	2,500,000
Current portion of loans payable	1,762,300	1,654,881
Current portion of loans payable - related party	3,456,631	3,402,522
TOTAL CURRENT LIABILITIES	20,945,531	22,373,482
LONG-TERM LIABILITIES:
Loans payable and related interest	7,708,979	8,030,562
Loans payable and related interest - related party	2,195,940	2,097,194
Deferred income taxes	41,579	41,579
Operating lease liability	4,087,012	4,193,205
Earnout consideration	650,000	1,000,000
Warrant liability	6,863,627	-
TOTAL LONG-TERM LIABILITIES	21,547,137	15,362,540
COMMITMENTS AND CONTINGENCIES
MEZZANINE EQUITY:
Redeemable convertible preferred stock, par value $1.00 per share; 3,000,000 shares authorized; 20,597 and no shares issued and outstanding, respectively	23,333,613	—
STOCKHOLDERS' EQUITY (DEFICIT)
Convertible preferred stock, par value $1.00 per share; 3,000,000 shares authorized; no and 28,000 shares issued and outstanding, respectively	—	28,000
Common stock, par value $0.05 per share; 112,500,000 shares authorized;
64,154,286 and 10,246,605 shares issued and outstanding, respectively	3,207,714	512,330
Additional paid-in capital	11,470,950	46,977,870
Accumulated deficit	(25,850,588)	(27,081,411)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(11,171,924)	20,436,789
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$54,654,357	$58,172,811

PINEAPPLE ENERGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended March 31
	2024	2023
Sales	$13,219,197	$22,065,424
Cost of sales	8,413,749	14,059,109
Gross profit	4,805,448	8,006,315
Operating expenses:
Selling, general and administrative expenses	6,629,027	8,062,123
Amortization expense	709,375	1,266,698
Transaction costs	—	2,020
Fair value remeasurement of SUNation earnout consideration	(350,000)	825,000
Total operating expenses	6,988,402	10,155,841
Operating loss	(2,182,954)	(2,149,526)
Other income (expense):
Investment and other income	45,841	19,533
Gain on sale of assets	6,118	244,271
Fair value remeasurement of warrant liability	3,728,593	—
Fair value remeasurement of contingent value rights	376,085	(250,000)
Interest and other expense	(764,870)	(458,218)
Other income (expense), net	3,391,767	(444,414)
Net income (loss) before income taxes	1,208,813	(2,593,940)
Income tax expense	6,162	5,732
Net income (loss) from continuing operations	1,202,651	(2,599,672)
Net income from discontinued operations, net of tax	—	44,683
Net income (loss)	1,202,651	(2,554,989)

Other comprehensive income (loss), net of tax:
Unrealized gain on available-for-sale securities	—	24,405
Total other comprehensive income	—	24,405
Comprehensive income (loss)	$1,202,651	$(2,530,584)

Less: Deemed dividend on extinguishment of Convertible Preferred Stock	(751,125)	—
Less: Deemed dividend on modification of PIPE Warrants	(10,571,514)	—
Net loss attributable to common shareholders	$(10,119,988)	$(2,554,989)

Basic net loss per share:
Continuing operations	$(0.26)	$(0.26)
Discontinued operations	—	—
	$(0.26)	$(0.26)

Diluted net loss per share:
Continuing operations	$(0.26)	$(0.26)
Discontinued operations	—	—
	$(0.26)	$(0.26)

Weighted Average Basic Shares Outstanding	39,410,206	9,919,650
Weighted Average Dilutive Shares Outstanding	39,410,206	9,919,650

Non-GAAP Financial Measures

This press release also includes non-GAAP financial measures that differ from financial measures calculated in accordance with United States generally accepted accounting principles (“GAAP”). Adjusted EBITDA is a non-GAAP financial measure provided in this release, and is net income (loss) calculated in accordance with GAAP, adjusted for interest, income taxes, depreciation, amortization, transaction costs, stock compensation, gain on sale of assets, and non-cash fair value remeasurement adjustments as detailed in the reconciliations presented below in this press release.

These non-GAAP financial measures are presented because the Company believes they are useful indicators of its operating performance. Management uses these measures principally as measures of the Company’s operating performance and for planning purposes, including the preparation of the Company’s annual operating plan and financial projections. The Company believes these measures are useful to investors as supplemental information and because they are frequently used by analysts, investors, and other interested parties to evaluate companies in its industry. The Company also believes these non-GAAP financial measures are useful to its management and investors as a measure of comparative operating performance from period to period.

The non-GAAP financial measures presented in this release should not be considered as an alternative to, or superior to, their respective GAAP financial measures, as measures of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and they should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, these measures do not reflect certain cash requirements such as tax payments, debt service requirements, capital expenditures and certain other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. In evaluating non-GAAP financial measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using non-GAAP financial measures on a supplemental basis. The Company’s definition of these non-GAAP financial measures is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

Reconciliation of Non-GAAP to GAAP Financial Information

Reconciliation of Net Income (Loss) to Adjusted EBITDA:

	Three Months Ended March 31
	2024	2023
Net Income (Loss)	$1,202,651	$(2,599,672)
Interest expense	764,870	458,218
Interest income	(21,555)	(13,693)
Income taxes	6,162	5,732
Depreciation	92,417	110,325
Amortization	709,375	1,266,698
Transaction costs	-	2,020
Stock compensation	197,306	312,445
Gain on sale of assets	(6,118)	(244,271)
FV remeasurement of contingent value rights	(376,085)	250,000
FV remeasurement of earnout consideration	(350,000)	825,000
FV remeasure of warrant liability	(3,728,593)	-
Adjusted EBITDA	$(1,509,570)	$372,802